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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                               STATE OR OTHER
                                                JURISDICTION OF       OTHER NAMES
                                                 INCORPORATION        UNDER WHICH
                                                       OR              SUBSIDIARY
              NAME OF SUBSIDIARY                  ORGANIZATION       DOES BUSINESS          TYPE OF ENTITY
              ------------------                  ------------       -------------          --------------
Atlantic States Microwave Transmission Company       Nevada               None               Corporation
Central States Microwave Transmission Company         Ohio                None               Corporation
Infotel                                              Europe               N/A          European Joint Venture
IXC Broadband Services, Inc.                        Delaware              None               Corporation
IXC Business Services, LLC                          Delaware              None        Limited Liability Company
IXC Carrier, Inc.                                    Nevada               None               Corporation
IXC International, Inc.                             Delaware              None               Corporation
IXC Internet Services, Inc.                         Delaware              None               Corporation
IXC Leasing, LLC                                    Delaware              None        Limited Liability Company
IXC Long Distance, Inc.                             Delaware              None               Corporation
IXC-One Acquisition Corp.                          California             None               Corporation
Link Net International, Inc.                        Delaware              None               Corporation
Marca-Tel S.A. de C.V.                               Mexico               None               Corporation
MSM Associates, Limited Partnership                 Delaware              None           Limited Partnership
Mutual Signal Corp.                                 New York              None               Corporation
Mutual Signal Corporation of Michigan               New York              None               Corporation
Mutual Signal Holding Corporation                   Delaware              None               Corporation
Pisces Acquisition Corp.                            Delaware                                 Corporation
Progress International, L.L.C.                       Texas                None        Limited Liability Company
Rio Grande Transmission, Inc.                       Delaware              None               Corporation
Switched Services Communications, L.L.C.             Texas                None        Limited Liability Company
Telcom Engineering, Inc.                             Texas                None               Corporation
Telecom One, Inc.                                   Delaware              None               Corporation
Tower Communication Systems Corp.                     Ohio                None               Corporation
UniDial Communications Services, LLC                Kentucky              None        Limited Liability Company
U.S. Advantage Long Distance, Inc.                   Texas                None               Corporation
West Texas Microwave Company                         Texas                None               Corporation
Western States Microwave Transmission Company        Nevada               None               Corporation
European Joint Venture                              England               N/A               Joint Venture
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